UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 24, 2007

Commission File # 000-51055

RED MILE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4441647
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4000 Bridgeway, Suite 101
Sausalito, CA 94965
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415-339-4240
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 Registrant’s Business and Operations

ITEM 1.01   Entry Into A Material Definitive Agreement.

On August 24, 2007, Red Mile Entertainment, Inc., a Delaware corporation (“Parent”), and Red Mile Entertainment Pty Ltd. (“Buyer”), a corporation formed under the laws of Australia and a wholly owned subsidiary of the Parent, entered into a definitive agreement with IR Gurus Pty Ltd. (the “Company”), a corporation formed under the laws of Australia, and Nathan Eric Murphy, Michael Thomas Fegan, Andrew Geoffrey Niere, Craig Philip Laughton, Ben Byron Palmer, Ian George Cunliffe and Votraint No. 651 Pty Ltd, stockholders of the Company (each a “Seller” and collectively, the “Sellers”), providing for the acquisition by the Buyer of the remaining outstanding shares of the Company not owned by the Buyer.

The Sale and Purchase Agreement

The Company has a total of 117 issued and outstanding shares of common stock, of which the Sellers are the sole record and sole beneficial owners of 96 of such shares of common stock (the “Shares”) of the Company and of which the Parent is the sole record and sole beneficial owner of the remaining 21 shares of common stock of the Company.  Sellers have agreed to sell and to transfer the Shares to Buyer for the aggregate total purchase price of $5.5 million, payable in three installments of cash and stock. The consummation of the contemplated transaction is conditioned upon the fulfillment of certain specified conditions, which include the completion by the Parent of a financing transaction within a specified period of time and the satisfaction of certain listing and trading requirements with respect to the common stock of the Parent.  No assurance can be given that all conditions to the closing will be satisfied or that the contemplated transaction will be consummated.

The Company is currently developing 2 games for the Buyer which will be playable on the next-generation platforms. The Company has previously developed 2 games for the Parent which are playable on the PS2, Xbox, and PC.

Item 9.01        Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Statements.

Not applicable

(c)	Exhibits.

10.1
Stock Purchase and Sale Agreement, dated as of August 24, 2007 between Red Mile Entertainment, Inc., Red Mile Entertainment Pty Ltd., IR Gurus Pty Ltd., Nathan Eric Murphy, Michael Thomas Fegan, Andrew Geoffrey Niere, Craig Philip Laughton, Ben Byron Palmer, Ian George Cunliffe and Votraint No. 651 Pty Ltd.

	10.2	Deed of Appointment of Escrow Agent, dated as of August 24, 2007.

	99.1	Press release dated August 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

Date: August 27, 2007	By:	/s/
		Name:	Ben Zadik
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Stock Purchase and Sale Agreement , dated as of August 24, 2007 between Red Mile Entertainment, Inc., Red Mile Entertainment Pty Ltd., IR Gurus Pty Ltd., Nathan Eric Murphy, Michael Thomas Fegan, Andrew Geoffrey Niere, Craig Philip Laughton, Ben Byron Palmer, Ian George Cunliffe and Votraint No. 651 Pty Ltd..

10.2	Deed of Appointment of Escrow Agent, dated as of August 24, 2007

99.1	Press release dated, August 27, 2007